Exhibit 99.1

Talmer Bancorp, Inc. reports second quarter 2016 net income of $20.2 million, representing $0.28 of earnings per diluted average common share
Second quarter 2016 net loan growth of $125.2 million, or 10.3% on an annualized basis
TROY, Mich., July 27, 2016 - Talmer Bancorp, Inc. (NASDAQ: TLMR) (“Talmer”) today reported second quarter 2016 net income of $20.2 million, compared to $21.2 million for the first quarter of 2016 and $17.5 million for the second quarter of 2015. Earnings per diluted average common share were $0.28 for the second quarter of 2016, compared to $0.30 for the first quarter of 2016 and $0.23 for the second quarter of 2015. Core earnings per diluted average common share, a non-GAAP financial measurement, were $0.28 for the second quarter of 2016, compared to $0.31 and $0.28 for the first quarter of 2016 and the second quarter of 2015, respectively. Please see the section entitled "Reconciliation of Non-GAAP Financial Measures", for a discussion on the limitations of our core earnings per diluted average common share and a reconciliation of this non-GAAP financial measure to the most comparable GAAP measure.
Quarterly Results Summary

(Dollars in thousands, except per share data)	2nd Qtr 2016	1st Qtr 2016 (Revised) (1)	2nd Qtr 2015
Earnings Summary
Net interest income	$57,394	$56,098	$49,609
Total provision (benefit) for loan losses	3,208	(1,111)	(7,313)
Noninterest income	17,240	13,624	22,098
Noninterest expense	45,929	48,270	53,293
Income before income taxes	25,497	22,563	25,727
Income tax provision	5,344	1,408	8,179
Net income	20,153	21,155	17,548
Per Share Data
Diluted earnings per average common share	$0.28	$0.30	$0.23
Core earnings per average common share (2)	0.28	0.31	0.28
Book value per share	11.44	11.20	10.97
Tangible book value per share (2)	11.22	10.97	10.53
Average diluted common shares (in thousands)	70,026	69,706	74,900
Performance and Capital Ratios
Return on average assets (annualized)	1.19%	1.27%	1.11%
Return on average equity (annualized)	10.62	11.49	9.26
Net interest margin (fully taxable equivalent) (3)	3.73	3.73	3.50
Efficiency ratio	61.54	69.23	74.32
Core efficiency ratio (2)	58.38	59.46	68.54
Tangible average equity to tangible average assets (2)	11.02	10.88	11.79
Common equity tier 1 capital (4)	12.35	12.15	13.90
Tier 1 leverage ratio (4)	10.55	10.30	11.50
Tier 1 risk-based capital (4)	12.35	12.15	13.90
Total risk-based capital (4)	13.30	13.13	14.97
Asset Quality Ratios
Net charge-offs (recoveries) to average loans (annualized)	0.32%	0.04%	(0.69)%
Nonperforming assets as a percentage of total assets	0.96	1.18	1.64
Nonperforming loans as a percent of total loans	0.91	1.08	1.32
Allowance for loan losses as a percentage of period-end loans	1.02	1.06	1.17

(1)
First quarter 2016 information is revised to reflect the impact of the early adoption of ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting". The early adoption resulted in $1.5 million of excess tax benefits recognized within "Income tax provision" during the three months ended March 31, 2016 rather than previously recognized directly into equity within "Additional paid-in-capital".

(2)	Denotes a non-GAAP Financial Measure, see section entitled "Reconciliation of Non-GAAP Financial Measures."

(3)	Presented on a tax equivalent basis using a 35% tax rate for all periods presented.

(4)	Second quarter 2016 is estimated.

Second Quarter 2016 Compared to First Quarter 2016

•
Net income was $20.2 million, or $0.28 per diluted average common share, in the second quarter of 2016, compared to $21.2 million, or $0.30 per diluted average common share, for the first quarter of 2016. Pre-tax, pre-provision for loan losses income of $28.7 million in the second quarter of 2016, increased by $7.3 million compared to the first quarter of 2016 significantly as a result of higher net interest income, higher fee income and operating efficiency improvements. The improvement in pre-tax, pre-provision for loan losses net income was more than offset by increases in provision for loan losses and income tax provision resulting in lower reported net income in the second quarter of 2016 compared to the prior quarter.

•
Core earnings per diluted average common share, a non-GAAP financial measurement, were $0.28 for the second quarter of 2016, compared to $0.31 for the first quarter of 2016. Second quarter of 2016 net income was impacted by three non-core items: a $3.5 million detriment to earnings due to the change in fair value of our loan servicing rights and $312 thousand of transaction and integration related expenses, offset by $2.6 million of excess tax benefit related to stock options exercised. First quarter of 2016 net income was impacted by four non-core items: a $6.6 million detriment to earnings due to the change in fair value of our loan servicing rights and $2.9 million of transaction and integration costs, partially offset by a $4.3 million benefit due to finalization of a settlement with the Internal Revenue Service and $1.5 million of excess tax benefit related to stock options exercised. There was no net impact to our earnings per diluted average common share for the second quarter of 2016 from these non-core items, compared to a net negative impact of $0.01 per diluted average common share for the first quarter of 2016. Please see the section entitled "Reconciliation of Non-GAAP Financial Measures," for a discussion on the limitations of our core earnings per diluted average common share and a reconciliation of this non-GAAP financial measure to the most comparable GAAP measure.

•
Net loans increased during the second quarter of 2016 by $125.2 million, driven by strong growth in residential real estate and commercial real estate lending, partially offset by acquired loan run-off.

•
Total deposits increased $114.4 million, to $5.3 billion as of June 30, 2016, compared to March 31, 2016, primarily driven by strong growth in core, demand deposit accounts. Reported brokered deposits grew during the second quarter of 2016 due primarily to a reclassification of certain time deposits that previously had not been classified as brokered deposits.

•
Net interest income increased $1.3 million to $57.4 million in the second quarter of 2016, compared to $56.1 million in the first quarter of 2016. The increase in net interest income was primarily due to a $1.6 million increase in interest on loans resulting from loan growth experienced during the first and second quarters of 2016. Our net interest margin was unchanged at 3.73% in both the second and first quarter of 2016.

•
Noninterest income increased $3.6 million to $17.2 million in the second quarter of 2016, compared to the first quarter of 2016. Net gain on sales of loans increased $2.4 million in the second quarter of 2016, compared to the first quarter of 2016 primarily due to an increase in loan production and improved margin on loan sales. In addition, noninterest income was impacted by a detriment to earnings of $3.5 million due to the change in the fair value of loan servicing rights, compared to a detriment to earnings of $6.6 million in the first quarter of 2016, which is a key component of the $1.5 million increase in mortgage banking and other loan fees.

•
Noninterest expense decreased $2.3 million, to $45.9 million in the second quarter of 2016, compared to the first quarter of 2016, primarily due to a decrease of $2.6 million in merger and acquisition expense.

•
Total shareholder’s equity of $769.0 million as of June 30, 2016, increased $20.3 million compared to March 31, 2016. The increase is primarily the result of net income of $20.2 million in the second quarter of 2016.

•
Due to the early adoption of ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09") during the second quarter of 2016, all excess tax benefits or detriments realized during the year are recorded directly into "Income tax provision" whereas they were previously recorded directly into "Additional paid-in-capital" as a component of equity. The early adoption of ASU 2016-09 resulted in excess tax benefits recognized in the second and first quarter of 2016 of $2.6 million and $1.5 million, respectively. The effective tax rate, excluding the impact of excess tax benefits, for the second and first quarter of 2016 was 31.2% and 12.8%, respectively. First quarter of 2016 income tax expense also benefited from the finalization of a settlement with the Internal Revenue Service regarding First Place Financial Corp.'s utilization of bad debt expense incurred prior to Talmer's acquisition of First Place Bank involving several tax years resulting in a benefit of $4.3 million. Talmer Bank and Trust, as successor to First Place Bank, was granted court approval to act as substitute agent for First Place Financial Corp. for the purpose of amending various returns, which ultimately impact the tax filings of Talmer Bank and Trust. Excluding the tax benefits from the early adoption of ASU 2016-09 and the benefits from the finalization of the First Place Bank tax matter, the effective tax rate would have been 31.8% for the first quarter of 2016.

Income Statement
Net Interest Income and Net Interest Margin
Net interest income for the second quarter of 2016 was $57.4 million, compared to $56.1 million in the prior quarter. Our net interest margin was 3.73% in the second quarter of 2016, unchanged compared to the first quarter of 2016. The increase in net interest income was significantly due to an increase in interest on loans resulting from the higher average balance of loans. The detrimental impact to the net interest margin from the run-off of higher-yielding acquired loans was offset by the benefit provided by lower levels of nonaccrual loans and other yield increases on originated loans.
Our net interest margin benefits from discount accretion on our purchased credit impaired loan portfolio, a component of the accretable yield. The accretable yield for purchased credit impaired loans includes both the expected coupon of the loan and the discount accretion, and is recognized as interest income over the expected remaining life of the loans. For both the second and first quarters of 2016, the yield on loans was 4.66%, while the yield generated using only the expected coupon would have been 4.09% and 4.06%, for the second and first quarters of 2016, respectively. The difference between the actual yield earned on total loans and the yield generated based on the contractual coupon (not including any interest income for loans in nonaccrual status) represents excess accretable yield. The excess accretable yield benefited net interest margin by 45 basis points in the second quarter of 2016 compared to 48 basis points in the first quarter of 2016. Therefore, excluding the benefit of excess accretable yield, our net interest margin in the second quarter of 2016 improved three basis points to 3.28% compared to 3.25% in the first quarter of 2016.
Noninterest Income
Noninterest income increased $3.6 million to $17.2 million in the second quarter of 2016, compared to the first quarter of 2016. Noninterest income benefited from increases in net gain on sales of loans of $2.4 million and mortgage banking and other loan fees of $1.5 million in the second quarter of 2016, compared to the first quarter of 2016. The increase in net gain on sales of loans was primarily due to an increase in loan production and improved margin on loan sales. The increase in mortgage banking and other loan fees was impacted by a smaller detriment to earnings of $3.5 million due to the change in the fair value of loan servicing rights in the second quarter of 2016 compared to a detriment of $6.6 million in the first quarter of 2016. The change in the fair value of loan servicing rights in both the second and first quarters of 2016 was due mainly to downward movements in market interest rates during the period.
As we have noted in prior quarters, we have chosen not to hedge our loan servicing rights, though we may choose to do so in future periods. Since our loan servicing rights are accounted for under the fair value measurement method, decreases in interest rates generally result in a detriment to earnings due to an anticipated increase in prepayments speeds, whereas increases in interest rates generally result in a benefit to earnings due to the opposite effect. The cumulative acquisition-to-date detriment to pre-tax earnings due to the changes in fair value has been $9.5 million since the majority of our servicing rights were acquired on January 1, 2013.
Noninterest Expense
Noninterest expense in the second quarter of 2016 decreased $2.3 million, to $45.9 million, compared to the first quarter of 2016. The decrease in noninterest expense is primarily due to the decrease of $2.6 million in merger and acquisition expense. Noninterest expense, excluding the decrease of $2.6 million in merger and acquisition expense, increased $221 thousand in the second quarter of 2016 primarily due to an increase in salary and employee benefits of $1.1 million resulting from an increase in commissions due to higher volumes of mortgage loan production during the second quarter of 2016, partially offset by declines in professional service fees, marketing expense and other employee expenses.
The efficiency ratio is a measure of noninterest expense as a percentage of net interest income and noninterest income. Our efficiency ratio was 61.54% in the second quarter of 2016, compared to 69.23% in the first quarter of 2016. Our core efficiency ratio improved to 58.38% in the second quarter of 2016, compared to 59.46%, for the first quarter of 2016, primarily due to an increase in total revenue. The core efficiency ratio begins with the efficiency ratio and then excludes certain items deemed by management to not be related to regular operations. The core efficiency ratio for the second quarter of 2016 excludes the detriment received from the fair value adjustment to our loan servicing rights of $3.5 million and transaction and integration related costs of $312 thousand. The core efficiency ratio for the first quarter of 2016 excludes the detriment received from the fair value adjustment to our loan servicing rights of $6.6 million and transaction and integration related costs of $2.9 million. Please see the section entitled "Reconciliation of Non-GAAP Financial Measures." for a discussion on the limitations of our core efficiency ratio and a reconciliation of this non-GAAP financial measure to the most comparable GAAP measure.

Credit Quality
The second quarter of 2016 resulted in a provision for loan losses of $3.2 million, compared to a benefit for loan losses of $1.1 million in the first quarter of 2016. The increase in the provision for loan losses was primarily due to a reduction in credit recoveries on loans and an increase in provision expense related to the quarterly re-estimation of cash flow expectations for purchased credit impaired loans. At June 30, 2016, the allowance for loan losses was $51.6 million, or 1.02% of total loans, compared to $52.4 million, or 1.06% of total loans, at March 31, 2016. The decrease in both the allowance for loan losses and the allowance as a percentage of total loans for the quarter was primarily due to a reduction in the percentage of nonperforming loans to total loans, increases in collateral and cash flow expectations on loans individually evaluated for impairment and credit recoveries on acquired loans that were paid off, partially offset by a shift in the current economic outlook.
During both the second and first quarter of 2016, we completed re-estimations of cash flow expectations for purchased credit impaired loans acquired in each of our acquisitions. For the re-estimations, changes in cash flow expectations on loans resulted in net loan loss provisions of $522 thousand for the second quarter of 2016 and net relief of loan loss provisions of $963 thousand for the first quarter of 2016. The re-estimations also resulted in a $9.6 million improvement in the gross cash flow expectations for purchased credit impaired loans during the second quarter of 2016, which will be recognized prospectively as an increase in the accretable yield.
All of our acquired loan portfolios are continuing to perform significantly better than initially anticipated.
Balance Sheet and Capital Management
Total assets increased $199.0 million to $6.9 billion at June 30, 2016 compared to $6.7 billion at March 31, 2016. The primary drivers of the increase in assets in the quarter ended June 30, 2016 were increases in net total loans of $125.2 million and cash and cash equivalents of $96.4 million, partially offset by a decrease in investment securities of $27.8 million.
Net total loans at June 30, 2016 increased $125.2 million to $5.0 billion, compared to March 31, 2016. Loan growth was primarily driven by growth in residential real estate and commercial real estate lending. We continue to be focused on sourcing quality loan growth to overcome the run-off of higher-yielding acquired loans. Acquired loans totaled $1.2 billion, or 24.7% of total loans, $1.3 billion, or 27.0% of total loans, and $1.6 billion, or 36.4% of total loans at June 30, 2016, March 31, 2016 and June 30, 2015, respectively. Acquired loans are reported on the balance sheet at the contractual balance, net of remaining discount resulting from acquisition accounting and charge-offs taken since acquisition.
Total liabilities were $6.1 billion at June 30, 2016, compared to $6.0 billion at March 31, 2016. The $178.7 million increase in liabilities in the quarter ended June 30, 2016 was primarily due to increases in total deposits of $114.4 million and borrowings of $88.7 million. The increase in total deposits was due to strong growth in demand deposits of $122.9 million. The reported growth in brokered deposits of $166.6 million was significantly due to a reclassification of certain deposits that were previously reported as time deposits.
Total shareholders’ equity of $769.0 million as of June 30, 2016 increased $20.3 million compared to March 31, 2016. The increase is primarily the result of our net income of $20.2 million. Our Tier 1 leverage ratio was estimated to be 10.55% at June 30, 2016, compared to 10.30% at March 31, 2016.
Pending Merger
On January 26, 2016, the boards of directors of Chemical Financial Corporation (Nasdaq: CHFC), the holding company for Chemical Bank, and Talmer announced the execution of a definitive agreement for Chemical Financial Corporation to partner with Talmer in a cash and common stock merger transaction. The merger has been approved by both Chemical Financial Corporation and Talmer shareholders. The completion of the merger remains subject to receipt of regulatory approvals and satisfaction of other customary closing conditions.
Due to the pending merger, Talmer will not be holding a conference webcast to review the second quarter 2016 financial results.

About Talmer Bancorp, Inc.
Headquartered in Troy, Michigan, Talmer Bancorp, Inc. is the holding company for Talmer Bank and Trust. Talmer Bank and Trust operates branches and lending offices in Michigan, Ohio, Illinois, Indiana, Maryland and Nevada and offers a full suite of commercial and retail banking, mortgage banking, wealth management and trust services to small and medium-sized businesses and individuals.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Talmer Bancorp Inc.’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Forward-looking Statements
Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements, include, among others, statements regarding the proposed merger with Chemical Financial Corporation and statements regarding our continued focus on sourcing quality loan growth to overcome the run-off of higher-yielding acquired loans. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties and other factors, such as the inability to complete the merger transaction with Chemical Financial Corporation due to the failure to satisfy each party’s respective conditions to completion, including the receipt of required regulatory approvals , the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Chemical Financial Corporation, a downturn in the economy, unanticipated losses related to the integration of, and accounting for, our acquisition transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes, and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in our Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date on which it is made. We undertake no obligation to update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Media Contact:                    Investor Relations Contact:
Shellie Maitre                    Bradley Adams
(248) 498-2858                    (248) 498-2862

Talmer Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016 (1)	December 31, 2015	June 30, 2015
Assets
Cash and due from banks	$86,571	$88,727	$74,734	$79,357
Interest-bearing deposits with other banks	185,160	146,406	137,589	161,201
Federal funds sold and other short-term investments	188,503	128,682	175,000	170,000
Total cash and cash equivalents	460,234	363,815	387,323	410,558
Investment securities	920,432	948,221	892,448	847,011
Federal Home Loan Bank stock	29,621	29,621	29,621	25,418
Loans held for sale, at fair value	38,770	25,040	58,223	117,042
Loans:
Commercial real estate	1,661,790	1,616,801	1,568,097	1,539,681
Residential real estate (includes $23.6 million, $24.4 million, $22.2 million, and $20.9 million, respectively, measured at fair value) (2)	1,674,615	1,604,940	1,547,799	1,531,049
Commercial and industrial	1,282,641	1,279,402	1,257,406	1,091,147
Real estate construction	257,111	235,007	241,603	182,618
Consumer	171,957	187,586	191,795	180,478
Total loans	5,048,114	4,923,736	4,806,700	4,524,973
Less: Allowance for loan losses	(51,586)	(52,378)	(53,953)	(52,906)
Net total loans	4,996,528	4,871,358	4,752,747	4,472,067
Premises and equipment	41,070	42,446	43,570	44,857
Other real estate owned and repossessed assets	20,563	26,536	28,259	46,373
Loan servicing rights	47,696	51,348	58,113	58,894
Core deposit intangible	11,593	12,196	12,808	14,131
Goodwill	3,524	3,524	3,524	3,524
Company-owned life insurance	109,984	108,958	107,065	104,972
Income tax benefit	165,948	173,596	177,183	188,755
FDIC indemnification asset	—	—	—	36,997
FDIC receivable	—	—	—	5,543
Other assets	66,759	57,030	45,006	41,481
Total assets	$6,912,722	$6,713,689	$6,595,890	$6,417,623
Liabilities
Deposits:
Noninterest-bearing demand deposits	$1,148,558	$1,040,950	$1,011,414	$1,002,053
Interest-bearing demand deposits	911,509	896,179	849,599	821,557
Money market and savings deposits	1,263,599	1,274,534	1,314,909	1,276,726
Time deposits	1,554,946	1,719,111	1,609,895	1,427,126
Other brokered funds	388,596	222,024	228,764	380,611
Total deposits	5,267,208	5,152,798	5,014,581	4,908,073
Short-term borrowings	525,960	334,480	348,998	253,945
Long-term debt	296,656	399,476	464,057	414,947
FDIC clawback liability	—	—	—	28,588
FDIC warrants payable	—	—	—	4,441
Other liabilities	53,923	78,265	43,039	41,223
Total liabilities	6,143,747	5,965,019	5,870,675	5,651,217
Shareholders’ equity
Preferred stock - $1.00 par value
Authorized - 20,000,000 shares at 6/30/2016, 3/31/2016, 12/31/2015, and 6/30/2015
Issued and outstanding - 0 shares at 6/30/2016, 3/31/2016, 12/31/2015, and 6/30/2015	—	—	—	—
Common stock:
Class A Voting Common Stock - $1.00 par value
Authorized - 198,000,000 shares at 6/30/2016, 3/31/2016, 12/31/2015, and 6/30/2015
Issued and outstanding - 67,194,703 shares at 6/30/2016, 66,844,244 shares at 3/31/2016, 66,114,798 shares at 12/31/2015, and 71,128,894 shares at 6/30/2015	67,195	66,844	66,115	71,129
Class B Non-Voting Common Stock - $1.00 par value
Authorized - 2,000,000 shares at 6/30/2016, 3/31/2016, 12/31/2015, and 6/30/2015
Issued and outstanding - 0 shares at 6/30/2016, 3/31/2016, 12/31/2015, and 6/30/2015	—	—	—	—
Additional paid-in-capital	316,616	317,735	316,571	385,686
Retained earnings	373,762	356,965	339,130	307,355
Accumulated other comprehensive income, net of tax	11,402	7,126	3,399	2,236
Total shareholders’ equity	768,975	748,670	725,215	766,406
Total liabilities and shareholders’ equity	$6,912,722	$6,713,689	$6,595,890	$6,417,623
(1)  First quarter 2016 information is revised to reflect the impact of the early adoption of ASU 2016-09 "Improvements to Employee Share-Based Payment Accounting". The early adoption resulted in $1.5 million of excess tax benefits recognized within "Income tax provision" during the three months ended March 31, 2016 rather than previously recognized directly into equity within "Additional paid-in-capital".
(2) Amounts represent loans for which Talmer has elected the fair value option.

Talmer Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(Dollars in thousands, except per share data)	2016	2015	2016	2015
Interest income
Interest and fees on loans	$57,915	$58,319	$114,275	$118,257
Interest on investments
Taxable	3,414	2,375	6,654	4,698
Tax-exempt	2,053	1,658	4,044	3,273
Total interest on securities	5,467	4,033	10,698	7,971
Interest on interest-earning cash balances	82	117	266	203
Interest on federal funds and other short-term investments	600	269	1,068	434
Dividends on FHLB stock	312	224	624	469
FDIC indemnification asset	—	(8,548)	—	(17,798)
Total interest income	64,376	54,414	126,931	109,536
Interest Expense
Interest-bearing demand deposits	675	382	1,076	672
Money market and savings deposits	650	562	1,317	1,033
Time deposits	3,296	2,131	6,410	3,958
Other brokered funds	841	607	1,459	1,230
Interest on short-term borrowings	678	209	1,335	288
Interest on long-term debt	842	914	1,842	1,714
Total interest expense	6,982	4,805	13,439	8,895
Net interest income	57,394	49,609	113,492	100,641
Provision (benefit) for loan losses	3,208	(7,313)	2,097	(5,320)
Net interest income after provision for loan losses	54,186	56,922	111,395	105,961
Noninterest income
Deposit fee income	2,420	2,561	4,817	4,881
Mortgage banking and other loan fees	(2,365)	4,698	(6,245)	3,437
Net gain on sales of loans	7,588	8,748	12,826	17,366
Accelerated discount on acquired loans	5,076	7,444	10,128	15,642
Net gain (loss) on sales of securities	—	6	333	(101)
Company-owned life insurance	795	856	1,545	1,596
FDIC loss share income	—	(5,928)	—	(6,996)
Other income	3,726	3,713	7,460	7,703
Total noninterest income	17,240	22,098	30,864	43,528
Noninterest expense
Salary and employee benefits	26,913	28,685	52,726	57,897
Occupancy and equipment expense	6,039	8,415	12,046	16,081
Data processing fees	1,909	1,805	3,652	3,659
Professional service fees	2,547	3,275	5,837	6,818
Merger and acquisition expense	312	419	3,186	1,831
Marketing expense	1,158	1,483	2,687	2,578
Other employee expense	579	826	1,387	1,760
Insurance expense	1,485	1,527	3,035	3,057
FDIC loss share expense	—	133	—	1,082
Other expense	4,987	6,725	9,643	15,125
Total noninterest expense	45,929	53,293	94,199	109,888
Income before income taxes	25,497	25,727	48,060	39,601
Income tax provision	5,344	8,179	6,752	12,620
Net income	$20,153	$17,548	$41,308	$26,981
Earnings per common share:
Basic	$0.30	$0.25	$0.62	$0.38
Diluted	$0.28	$0.23	$0.58	$0.36
Average common shares outstanding - basic	66,011	70,301	65,824	70,259
Average common shares outstanding - diluted	70,026	74,900	69,889	75,046
Total comprehensive income	$24,429	$13,144	$49,311	$25,367

Talmer Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	2016		2015
(Dollars in thousands, except per share data)	2nd Qtr	1st Qtr (1)	4th Qtr	3rd Qtr	2nd Qtr
Interest income
Interest and fees on loans	$57,915	$56,360	$58,400	$60,078	$58,319
Interest on investments
Taxable	3,414	3,240	3,234	2,731	2,375
Tax-exempt	2,053	1,991	1,933	1,873	1,658
Total interest on securities	5,467	5,231	5,167	4,604	4,033
Interest on interest-earning cash balances	82	184	77	107	117
Interest on federal funds and other short-term investments	600	468	383	342	269
Dividends on FHLB stock	312	312	275	285	224
FDIC indemnification asset	—	—	—	(4,366)	(8,548)
Total interest income	64,376	62,555	64,302	61,050	54,414
Interest Expense
Interest-bearing demand deposits	675	401	395	401	382
Money market and savings deposits	650	667	732	620	562
Time deposits	3,296	3,114	2,891	2,582	2,131
Other brokered funds	841	618	483	541	607
Interest on short-term borrowings	678	657	329	350	209
Interest on long-term debt	842	1,000	1,094	909	914
Total interest expense	6,982	6,457	5,924	5,403	4,805
Net interest income	57,394	56,098	58,378	55,647	49,609
Provision (benefit) for loan losses	3,208	(1,111)	(4,583)	700	(7,313)
Net interest income after provision for loan losses	54,186	57,209	62,961	54,947	56,922
Noninterest income
Deposit fee income	2,420	2,397	2,513	2,494	2,561
Mortgage banking and other loan fees	(2,365)	(3,880)	3,853	(1,721)	4,698
Net gain on sales of loans	7,588	5,238	5,404	6,815	8,748
Accelerated discount on acquired loans	5,076	5,052	7,556	9,491	7,444
Net gain (loss) on sales of securities	—	333	(2)	202	6
Company-owned life insurance	795	750	779	740	856
FDIC loss share income	—	—	—	(2,696)	(5,928)
Other income	3,726	3,734	3,472	4,017	3,713
Total noninterest income	17,240	13,624	23,575	19,342	22,098
Noninterest expense
Salary and employee benefits	26,913	25,813	27,535	27,665	28,685
Occupancy and equipment expense	6,039	6,007	5,993	6,472	8,415
Data processing fees	1,909	1,743	1,603	1,356	1,805
Professional service fees	2,547	3,290	2,771	3,197	3,275
Merger and acquisition expense	312	2,874	328	113	419
Marketing expense	1,158	1,529	1,224	1,748	1,483
Other employee expense	579	808	943	722	826
Insurance expense	1,485	1,550	1,571	1,305	1,527
Net loss on early termination of FDIC loss share agreements and warrant	—	—	20,364	—	—
FDIC loss share expense	—	—	—	292	133
Other expense	4,987	4,656	6,270	4,959	6,725
Total noninterest expense	45,929	48,270	68,602	47,829	53,293
Income before income taxes	25,497	22,563	17,934	26,460	25,727
Income tax provision	5,344	1,408	4,821	6,425	8,179
Net income	$20,153	$21,155	$13,113	$20,035	$17,548
Earnings per common share:
Basic	$0.30	$0.32	$0.20	$0.29	$0.25
Diluted	$0.28	$0.30	$0.19	$0.27	$0.23
Average common shares outstanding - basic	66,011	65,636	65,388	68,731	70,301
Average common shares outstanding - diluted	70,026	69,706	69,973	73,222	74,900
Total comprehensive income	$24,429	$24,882	$10,710	$23,601	$13,144
(1) First quarter 2016 information is revised to reflect the impact of the early adoption of ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting". The early adoption resulted in $1.5 million of excess tax benefits recognized within "Income tax provision" during the three months ended March 31, 2016 rather than previously recognized directly into equity within "Additional paid-in-capital".

Talmer Bancorp, Inc.
Loan and Deposit Data
(Unaudited)

(Dollars in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Loans
Commercial real estate
Non-owner occupied	$1,080,132	$1,056,937	$1,039,305	$1,029,412	$1,010,063
Owner-occupied	554,950	534,903	503,814	504,278	499,541
Farmland	26,708	24,961	24,978	27,839	30,077
Total commercial real estate	1,661,790	1,616,801	1,568,097	1,561,529	1,539,681
Residential real estate	1,674,615	1,604,940	1,547,799	1,542,661	1,531,049
Commercial and industrial	1,282,641	1,279,402	1,257,406	1,210,613	1,091,147
Real estate construction	257,111	235,007	241,603	222,184	182,618
Consumer	171,957	187,586	191,795	164,601	180,478
Total loans	$5,048,114	$4,923,736	$4,806,700	$4,701,588	$4,524,973

Deposits
Noninterest-bearing demand deposits	$1,148,558	$1,040,950	$1,011,414	$1,050,375	$1,002,053
Interest-bearing demand deposits	911,509	896,179	849,599	813,609	821,557
Money market and savings deposits	1,263,599	1,274,534	1,314,909	1,314,798	1,276,726
Time deposits	1,554,946	1,719,111	1,609,895	1,611,315	1,427,126
Other brokered funds	388,596	222,024	228,764	355,354	380,611
Total deposits	$5,267,208	$5,152,798	$5,014,581	$5,145,451	$4,908,073

Talmer Bancorp, Inc.
Impaired Assets
(Unaudited)

	2016		2015
(Dollars in thousands)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Nonperforming troubled debt restructurings
Commercial real estate	$4,840	$5,763	$7,485	$9,109	$19,369
Residential real estate	5,090	4,548	5,485	6,218	5,970
Commercial and industrial	3,555	3,900	1,167	1,750	2,066
Real estate construction	172	175	187	345	538
Consumer	34	103	127	117	111
Total nonperforming troubled debt restructurings	13,691	14,489	14,451	17,539	28,054
Nonaccrual loans other than nonperforming troubled debt restructurings
Commercial real estate	7,685	9,499	9,313	12,611	11,326
Residential real estate	10,756	12,391	12,905	13,354	16,234
Commercial and industrial	13,727	16,606	20,501	9,869	3,422
Real estate construction	31	57	226	224	265
Consumer	64	57	79	149	217
Total nonaccrual loans other than nonperforming troubled debt restructurings	32,263	38,610	43,024	36,207	31,464
Total nonaccrual loans	45,954	53,099	57,475	53,746	59,518
Other real estate owned and repossessed assets (1)	20,461	26,434	28,157	32,950	45,873
Total nonperforming assets	66,415	79,533	85,632	86,696	105,391
Performing troubled debt restructurings
Commercial real estate	19,102	16,350	15,340	15,682	6,796
Residential real estate	8,468	7,240	5,749	5,587	5,976
Commercial and industrial	3,319	3,777	3,438	3,637	3,166
Real estate construction	266	420	420	495	431
Consumer	318	250	242	235	240
Total performing troubled debt restructurings	31,473	28,037	25,189	25,636	16,609
Total impaired assets	$97,888	$107,570	$110,821	$112,332	$122,000
Loans 90 days or more past due and still accruing, excluding loans accounted for under ASC 310-30	$823	$384	$297	$196	$340
(1) Excludes closed branches and operating facilities.

Talmer Bancorp, Inc.
Analysis of Allowance for Loan Losses
(Unaudited)

	2016		2015
(Dollars in thousands)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance at beginning of period	$52,378	$53,953	$55,837	$52,906	$52,465
Loan charge-offs:
Commercial real estate	(2,393)	(2,174)	(3,581)	(1,725)	(3,706)
Residential real estate	(1,634)	(1,290)	(2,153)	(1,054)	(1,233)
Commercial and industrial	(3,067)	(978)	(2,689)	(767)	(2,009)
Real estate construction	(417)	(100)	(197)	(60)	(726)
Consumer	(385)	(510)	(552)	(631)	(263)
Total loan charge-offs	(7,896)	(5,052)	(9,172)	(4,237)	(7,937)
Recoveries of loans previously charged-off:
Commercial real estate	1,797	1,390	6,873	2,523	10,102
Residential real estate	1,174	2,244	977	1,986	1,259
Commercial and industrial	708	603	3,931	1,333	3,964
Real estate construction	146	267	23	403	254
Consumer	71	84	67	223	112
Total loan recoveries	3,896	4,588	11,871	6,468	15,691
Net (charge-offs) recoveries	(4,000)	(464)	2,699	2,231	7,754
Provision (benefit) for loan losses	3,208	(1,111)	(4,583)	700	(7,313)
Balance at end of period	51,586	52,378	53,953	55,837	52,906

Talmer Bancorp, Inc.
Net Interest Income and Net Interest Margin
(Unaudited)

	For the three months ended
	June 30, 2016			March 31, 2016			June 30, 2015
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Earning assets:
Interest-earning balances	$77,778	$82	0.42%	$143,092	$184	0.52%	$195,874	$117	0.24%
Federal funds sold and other short-term investments	225,555	600	1.07	186,516	468	1.01	152,593	269	0.71
Investment securities (3):
Taxable	618,994	3,414	2.22	606,907	3,240	2.15	527,632	2,375	1.81
Tax-exempt	296,355	2,053	3.64	283,325	1,991	3.71	250,765	1,658	3.52
Federal Home Loan Bank stock	29,621	312	4.23	29,621	312	4.24	20,380	224	4.40
Gross loans (4)	5,000,439	57,915	4.66	4,864,600	56,360	4.66	4,552,481	58,319	5.14
FDIC indemnification asset	—	—	—	—	—	—	46,971	(8,548)	(73.00)
Total earning assets	6,248,742	64,376	4.18%	6,114,061	62,555	4.16%	5,746,696	54,414	3.84%
Non-earning assets:
Cash and due from banks	81,868			87,674			86,290
Allowance for loan losses	(51,471)			(54,878)			(51,033)
Premises and equipment	41,774			43,262			47,775
Core deposit intangible	11,886			12,519			14,465
Goodwill	3,524			3,524			3,524
Other real estate owned and repossessed assets	23,618			27,268			44,888
Loan servicing rights	51,580			56,202			55,986
FDIC receivable	—			—			6,830
Company-owned life insurance	109,354			107,627			104,327
Other non-earning assets	243,381			242,344			236,881
Total assets	$6,764,256			$6,639,603			$6,296,629
Interest-bearing liabilities:
Deposits:
Interest-bearing demand deposits	$846,243	$675	0.32%	$854,954	$401	0.19%	$828,482	$382	0.19%
Money market and savings deposits	1,268,058	650	0.21	1,294,281	667	0.21	1,267,347	562	0.18
Time deposits	1,587,128	3,296	0.84	1,609,640	3,114	0.78	1,353,226	2,131	0.63
Other brokered funds	385,794	841	0.88	296,551	618	0.84	483,716	607	0.50
Short-term borrowings	423,149	678	0.64	345,929	657	0.76	75,819	209	1.10
Long-term debt	327,332	842	1.03	417,212	1,000	0.96	463,210	914	0.79
Total interest-bearing liabilities	4,837,704	6,982	0.58%	4,818,567	6,457	0.54%	4,471,800	4,805	0.43%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	1,111,039			1,026,597			976,044
FDIC clawback liability	—			—			28,087
Other liabilities	56,409			58,060			62,414
Shareholders' equity	759,104			736,379			758,284
Total liabilities and shareholders' equity	$6,764,256			$6,639,603			$6,296,629
Net interest income		$57,394			$56,098			$49,609
Interest spread			3.60%			3.62%			3.41%
Tax equivalent effect			0.04%			0.04%			0.04%
Net interest margin as a percentage of interest-earning assets (FTE)			3.73%			3.73%			3.50%
(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.
(2) Average rates are presented on an annual basis and include a taxable equivalent adjustment to interest income of $625 thousand, $619 thousand, and $540 thousand on tax-exempt securities for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, respectively, using the statutory tax rate of 35%.
(3) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(4) Includes nonaccrual loans.

Talmer Bancorp, Inc.
Net Interest Income and Net Interest Margin
(Unaudited)

	For the six months ended June 30,
	2016			2015
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Earning assets:
Interest-earning balances	$110,435	$266	0.48%	$176,459	$203	0.23%
Federal funds sold and other short-term investments	206,035	1,068	1.04	125,159	434	0.70
Investment securities (3):
Taxable	612,951	6,654	2.18	510,948	4,698	1.85
Tax-exempt	289,840	4,044	3.67	243,657	3,273	3.54
Federal Home Loan Bank stock	29,621	624	4.24	20,529	469	4.61
Gross loans (4)	4,932,520	114,275	4.66	4,491,749	118,257	5.31
FDIC indemnification asset	—	—	—	54,685	(17,798)	(65.63)
Total earning assets	6,181,402	126,931	4.17%	5,623,186	109,536	3.96%
Non-earning assets:
Cash and due from banks	84,771			88,729
Allowance for loan losses	(53,174)			(52,145)
Premises and equipment	42,518			48,074
Core deposit intangible	12,202			14,334
Goodwill	3,524			2,803
Other real estate owned and repossessed assets	25,443			46,715
Loan servicing rights	53,891			58,074
FDIC receivable	—			6,155
Company-owned life insurance	108,491			102,634
Other non-earning assets	242,862			235,798
Total assets	$6,701,930			$6,174,357
Interest-bearing liabilities:
Deposits:
Interest-bearing demand deposits	$850,599	$1,076	0.25%	$800,487	$672	0.17%
Money market and savings deposits	1,281,169	1,317	0.21	1,239,805	1,033	0.17
Time deposits	1,598,384	6,410	0.81	1,308,911	3,958	0.61
Other brokered funds	341,173	1,459	0.86	536,186	1,230	0.46
Short-term borrowings	384,539	1,335	0.70	62,900	288	0.92
Long-term debt	372,272	1,842	1.00	432,786	1,714	0.80
Total interest-bearing liabilities	4,828,136	13,439	0.56%	4,381,075	8,895	0.41%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	1,068,818			948,856
FDIC clawback liability	—			27,600
Other liabilities	57,234			58,004
Shareholders' equity	747,742			758,822
Total liabilities and shareholders' equity	$6,701,930			$6,174,357
Net interest income		$113,492			$100,641
Interest spread			3.61%			3.55%
Tax equivalent effect			0.04%			0.03%
Net interest margin as a percentage of interest-earning assets (FTE)			3.73%			3.64%
(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.
(2) Average rates are presented on an annual basis and include a taxable equivalent adjustment to interest income of $1.2 million and $1.0 million on tax-exempt securities for the six months ended June 30, 2016 and 2015, respectively, using the statutory tax rate of 35%.
(3) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(4) Includes nonaccrual loans.

Talmer Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (1)
(Unaudited)

	2016		2015
(Dollars in thousands, except per share data)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Tangible shareholders' equity:
Total shareholders' equity	$768,975	$748,670	$725,215	$714,768	$766,406
Less:
Core deposit intangibles	11,593	12,196	12,808	13,470	14,131
Goodwill	3,524	3,524	3,524	3,524	3,524
Tangible shareholders' equity	$753,858	$732,950	$708,883	$697,774	$748,751
Tangible book value per share:
Shares outstanding	67,195	66,844	66,115	66,128	71,129
Book value per share	$11.44	$11.20	$10.97	$10.81	$10.77
Tangible book value per share	11.22	10.97	10.72	10.55	10.53
Tangible average equity to tangible average assets:
Average assets	$6,764,256	$6,639,603	$6,566,273	$6,492,209	$6,296,629
Average equity	759,104	736,379	723,423	731,040	758,284
Average core deposit intangibles	11,886	12,519	13,129	13,802	14,465
Average goodwill	3,524	3,524	3,524	3,524	3,524
Tangible average equity to tangible average assets	11.02%	10.88%	10.79%	11.02%	11.79%
Core efficiency ratio:
Net interest income	$57,394	$56,098	$58,378	$55,647	$49,609
Noninterest income	17,240	13,624	23,575	19,342	22,098
Total revenue	74,634	69,722	81,953	74,989	71,707
Less:
(Expense)/benefit due to change in the fair value of loan servicing rights	(3,499)	(6,625)	1,446	(3,831)	3,146
FDIC loss sharing income	—	—	—	(2,696)	(5,928)
Total core revenue	78,133	76,347	80,507	81,516	74,489
Total noninterest expense	45,929	48,270	68,602	47,829	53,293
Less:
Transaction and integration related costs	312	2,874	328	113	419
Net loss on early termination of FDIC loss share and warrant agreements	—	—	20,364	—	—
Property efficiency review	—	—	—	—	1,820
Total core noninterest expense	$45,617	$45,396	$47,910	$47,716	$51,054
Efficiency ratio	61.54%	69.23%	83.71%	63.78%	74.32%
Core efficiency ratio	58.38	59.46	59.51	58.54	68.54
Core earnings per diluted average share:
Diluted EPS available to common shareholders	$0.28	$0.30	$0.19	$0.27	$0.23
Impact to pre-tax net income due to non-core items listed above	(3,811)	(9,499)	(19,246)	(6,640)	(5,021)
Estimated income tax impact of above non-core items	1,212	3,022	6,122	2,112	1,597
After-tax non-core items:
Excess tax benefit realized	2,612	1,472	—	—	—
Benefit due to finalization of a settlement with the Internal Revenue Service	—	4,306	—	—	—
After-tax impact of non-core items	13	(699)	(13,124)	(4,528)	(3,424)
Portion of non-core items allocated to participating securities	—	(21)	(146)	(47)	(34)
Impact of non-core items applicable to common shareholders	13	(720)	(13,270)	(4,575)	(3,458)
Weighted average common shares outstanding - diluted	70,026	69,706	69,973	73,222	74,900
Impact to diluted EPS of non-core items	$—	$(0.01)	$(0.19)	$(0.06)	$(0.05)
Core diluted EPS applicable to common shareholders	0.28	0.31	0.38	0.33	0.28
(1) Management believes these non-GAAP financial measures provide useful information to both management and investors that is supplementary to our financial condition and results of operations in accordance with GAAP; however, we do acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use.